UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 21, 2022 (the “Amendment Effective Date”), Evofem Biosciences, Inc. (the “Company”), certain institutional investors (the “Purchasers”) and Baker Bros. Advisors LP as the designated agent of the Purchasers (the “Designated Agent”) entered into a second amendment (the “Second Amendment”) to the Securities Purchase and Security Agreement by and among the Company, the Purchasers and the Designated Agent, dated as of April 23, 2020 (the “Agreement”), as amended by that First Amendment to the Agreement, dated as of November 20, 2021. The Second Amendment amends the Agreement as follows: (i) effective as of the next date the Company completes a marketed and underwritten public offering by the Company of equity securities after the Amendment Effective Date resulting in aggregate gross proceeds to the Company of at least $20 million (the “Qualified Financing Threshold”), the covenant in the Agreement currently requiring Evofem to achieve $100 million of cumulative net sales of Phexxi® (lactic acid, citric acid, and potassium bitartrate) (“Phexxi”) on or prior to June 30, 2022 be amended to require the Company to achieve $100 million in net sales of Phexxi on or prior to October 31, 2022, and (ii) notwithstanding (i) above, effective as of the next date the Company meets the Qualified Financing Threshold and the publication by the Company of top-line results from its EVOGUARD clinical trial (the “Clinical Trial Milestone”), the covenant in the Agreement currently requiring Evofem to achieve $100 million of cumulative net sales of Phexxi on or prior to June 30, 2022 be amended to require the Company to achieve $100 million in cumulative net sales of Phexxi on or prior to June 30, 2023.

The Second Amendment also provides for an adjustment to the conversion price of the convertible senior secured promissory notes sold to the Purchasers pursuant to the Agreement such that the conversion price for these promissory notes will now be the lesser of (i) $0.3871 and (ii) 100% of the lowest price per share of common stock (or with respect to securities convertible into common stock, 100% of the applicable conversion price) sold in any equity financing until the Company has met the Qualified Financing Threshold and the Clinical Trial Milestone. The Second Amendment also provides that the exercise price of the warrants issued pursuant to the Agreement will equal the conversion price of the promissory notes and that the number of shares of common stock issuable upon exercise of those warrants will be equal to one half of the original principal amount of the promissory notes divided by $2.44.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 of this Current Report on Form 8-K regarding the issuance of the Notes is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1
Second Amendment to Securities Purchase and Security Agreement, dated as of April 23, 2020, by and among Evofem Biosciences, Inc., certain affiliates of Baker Bros. Advisors LP, as purchasers, and Baker Bros. Advisors LP, as designated agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: March 21, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer